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                                                                     EXHIBIT 8.1


Our economic interest in the subsidiaries listed in the following table is calculated by multiplying our percentage ownership interest in a directly held subsidiary by the percentage ownership interest of any entity in the chain of ownership of such ultimate subsidiary as of December 31, 2002.

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                                                                                                 % Economic
                                                                                                 Ownership of
                                                  Name under which                               Principal
                                                  Principal                Jurisdiction of       Subsidiary by
Legal name of Principal Operating Subsidiary      Subsidiary operates      Incorporation         Enersis
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
Electricity Generation
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Empresa Nacional de Electricidad S.A.             Endesa                   Chile                 60.0%
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Electricity Distribution
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Chilectra S.A.                                    Chilectra                Chile                 98.2%
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Compania Electrica del Rio Maipo S.A (1)          Rio Maipo                Chile                 98.7%
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Empresa Distribuidora Sur S.A                     Edesur                   Argentina             65.1%
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Companhia de Electricidade do Rio de Janeiro      Cerj                     Brasil                62.0%
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Companhia Energetica do Ceara                     Coelce                   Brasil                27.4%
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Codensa S.A. E.S.P.                               Codensa                  Colombia              21.7%
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Empresa de Distribucion Electrica de Lima         Edelnor                  Peru                  33.4%
Norte S.A.A.
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Other Businesses
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Inmobiliaria Manso de Velasco Limitada            Manso de Velasco         Chile                 100%
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Synapsis Soluciones y Servicios IT Ltda           Synapsis                 Chile                 100%
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Compania Americana de Multiservicios Ltda         Cam                      Chile                 100%
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

(1) Rio Maipo was sold on April 30, 2003.